Calculation of Filing Fee Tables
F-3
WESTPAC BANKING CORP
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Fixed Rate Senior Debt Securities	457(r)			$ 749,812,500.00	0.0001531	$ 114,796.29
Fees to be Paid	2	Debt	Floating Rate Senior Debt Securities	457(r)			$ 750,000,000.00	0.0001531	$ 114,825.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,499,812,500.00		$ 229,621.29
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 229,621.29
Offering Note
[1]	The registration fee is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the registrants' Registration Statement on Form F-3 (No. 333-283007), in accordance with Rules 456(b) and 457(r) under the Securities Act.

[2]	The registration fee is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the registrants' Registration Statement on Form F-3 (No. 333-283007), in accordance with Rules 456(b) and 457(r) under the Securities Act.